Exhibit 99.1

Orthofix Reports Second Quarter 2019 Results

•	Jon Serbousek to succeed Brad Mason as President and Chief Executive Officer on November 1, 2019
•	Net sales of $115.9 million, an increase of 3.9% compared to prior year and 5.0% on a constant currency basis
•	Biologics products net sales increased 14.2% and now has #1 market share position within its segment[1]
•	$500,000 in US M6-C cervical disc sales since June 1
•	Company reiterates full year 2019 guidance

LEWISVILLE, Texas — August 5, 2019 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the second quarter ended June 30, 2019.  Net sales were $115.9 million, loss per share (“EPS”) was ($0.03) and adjusted EPS was $0.28.

“First and foremost, I am very pleased to announce that Jon Serbousek, a highly regarded and seasoned orthopedic and spine executive has joined the Orthofix executive team. For more details, please see the press release we will issue today on the announcement,” said Brad Mason, Orthofix President and Chief Executive Officer. “Regarding the second quarter results, net sales were in line with our expectations, led by another quarter of outstanding performance in our Biologics products and notably, as reported by SmartTRAKÒ, Orthofix now has the number one market share position in the U.S. cellular allograft segment.”

Mason continued, “I am also happy to report that the launch of the M6-C™ cervical disc in the U.S. is going very well and ahead of plan. With fewer than two dozen surgeons implanting discs to date, we’ve generated $500,000 in sales since June 1st and expect to end the year with more than 150 surgeons trained. This gives us great confidence that we will meet or exceed our sales expectations for 2019 and exit the year on a strong growth trajectory.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2019	2018	Change	Constant Currency Change
Bone Growth Therapies	$50,109	$48,211	3.9%	3.9%
Spinal Implants	23,226	23,880	(2.7%)	(2.0%)
Biologics	16,744	14,668	14.2%	14.2%
Global Spine	90,079	86,759	3.8%	4.0%
Global Extremities	25,771	24,788	4.0%	8.5%
Net sales	$115,850	$111,547	3.9%	5.0%

Gross profit increased $1.3 million to $90.0 million. Gross margin decreased to 77.7% compared to 79.5% in the prior year period, primarily due to higher than normal charges related to the buildup of Spinal Implants inventory to support sales growth from our new sales partners in key geographies.

Net loss was ($0.5) million, or ($0.03) per share, compared to net income of $0.9 million, or $0.05 per share in the prior year period. Adjusted net income from continuing operations was $5.5 million, or $0.28 per share, compared to adjusted net income of $8.0 million, or $0.42 per share in the prior year period.

EBITDA was $6.4 million, compared to $6.8 million in the prior year period. Adjusted EBITDA was $17.3 million, or 14.9% of net sales, compared to $22.0 million, or 19.7% of net sales, in the prior year period.

Liquidity

As of June 30, 2019, cash, cash equivalents, and restricted cash totaled $52.1 million compared to $72.2 million as of December 31, 2018. As of June 30, 2019, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations for the six months ended June 30, 2019 decreased $4.7 million to $8.3 million when compared to the prior year period, while free cash flow decreased $8.4 million to ($2.0) million.

2019 Outlook

For the year ending December 31, 2019, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	Previous 2019 Outlook		Current 2019 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low	High	Low		High
Net sales	$472.0	$477.0	$472.0	[1]	$477.0	[1]
Net income	$14.6	$15.5	$12.7	[2]	$13.6	[2]
Adjusted EBITDA	$86.0	$89.0	$86.0	[3]	$89.0	[3]
EPS	$0.75	$0.80	$0.66	[4]	$0.70	[4]
Adjusted EPS	$1.75	$1.82	$1.75	[5]	$1.82	[5]

1 Represents a year-over-year increase of 4.2% to 5.3% on a reported basis

2 Represents a year-over-year decrease of 8.0% to 1.5%

3 Represents a year-over-year decrease of 1.8% to a year-over-year increase of 1.6%

4 Represents a year-over-year decrease of 8.3% to 2.8%

5 Represents a year-over-year decrease of 2.2% to year-over-year increase of 1.7%

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the second quarter of 2019. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 1534617. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 1534617. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2018, to reflect new information, the occurrence of future events or circumstances or otherwise.

Per SmartTRAK Q1/19 Market Recap: OrthoBio Report, US Stem Cell segment

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2019	2018	2019	2018
Net sales	$115,850	$111,547	$224,962	$220,256
Cost of sales	25,812	22,835	49,520	46,982
Gross profit	90,038	88,712	175,442	173,274
Sales and marketing	56,864	51,529	110,558	101,797
General and administrative	21,935	21,958	42,407	41,382
Research and development	8,980	7,891	18,209	14,828
Acquisition-related amortization and remeasurement	1,808	1,419	8,265	1,482
Operating income (loss)	451	5,915	(3,997)	13,785
Interest income (expense), net	457	(251)	200	(434)
Other expense, net	(236)	(3,643)	(640)	(731)
Income (loss) before income taxes	672	2,021	(4,437)	12,620
Income tax benefit (expense)	(1,219)	(1,096)	4,787	(6,469)
Net income (loss)	$(547)	$925	$350	$6,151

Net income (loss) per common share:
Basic	$(0.03)	$0.05	$0.02	$0.33
Diluted	(0.03)	0.05	0.02	0.32
Weighted average number of common shares:
Basic	18,834,886	18,413,756	18,790,612	18,409,331
Diluted	18,834,886	18,835,560	19,179,057	18,811,356

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$52,143	$69,623
Restricted cash	—	2,566
Trade accounts receivable, net of allowances of $4,205 and $7,463, respectively	80,591	77,747
Inventories	79,141	76,847
Prepaid expenses and other current assets	20,954	17,856
Total current assets	232,829	244,639
Property, plant and equipment, net	64,402	42,835
Intangible assets, net	55,628	51,897
Goodwill	71,177	72,401
Deferred income taxes	37,566	33,228
Other long-term assets	27,204	21,641
Total assets	$488,806	$466,641
Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	$19,523	$17,989
Current portion of finance lease liability	301	—
Other current liabilities	48,161	67,919
Total current liabilities	67,985	85,908
Long-term portion of finance lease liability	20,847	—
Other long-term liabilities	52,180	45,336
Total liabilities	141,012	131,244
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,831,581 and 18,579,688 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,883	1,858
Additional paid-in capital	257,888	243,165
Retained earnings	86,561	87,078
Accumulated other comprehensive income	1,462	3,296
Total shareholders’ equity	347,794	335,397
Total liabilities and shareholders’ equity	$488,806	$466,641

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$12,696	$1,353	$(13,598)	$451
Other income (expense), net	175	71	(482)	(236)
Depreciation and amortization	2,314	1,326	1,200	4,840
Amortization of acquired intangibles	1,338	—	—	1,338
EBITDA	$16,523	$2,750	$(12,880)	$6,393
Share-based compensation	1,733	607	2,454	4,794
Foreign exchange impact	(168)	(116)	1	(283)
Strategic investments	591	—	4,234	4,825
Acquisition-related fair value adjustments	647	—	—	647
Loss on investment securities	—	—	491	491
Legal judgments/settlements	(555)	(318)	(4)	(877)
Succession charges	132	—	1,136	1,268
Adjusted EBITDA	$18,903	$2,923	$(4,568)	$17,258

	Six Months Ended June 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$20,426	$358	$(24,781)	$(3,997)
Other income (expense), net	(224)	(407)	(9)	(640)
Depreciation and amortization	4,501	2,626	2,383	9,510
Amortization of acquired intangibles	2,395	—	—	2,395
EBITDA	$27,098	$2,577	$(22,407)	$7,268
Share-based compensation	3,313	1,133	3,907	8,353
Foreign exchange impact	225	342	23	590
Strategic investments	1,249	—	5,645	6,894
Acquisition-related fair value adjustments	6,579	—	—	6,579
Loss on investment securities	—	—	—	—
Legal judgments/settlements	(500)	(273)	21	(752)
Succession charges	132	—	3,868	4,000
Adjusted EBITDA	$38,096	$3,779	$(8,943)	$32,932

	Three Months Ended June 30, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$17,240	$878	$(12,203)	$5,915
Other income (expense), net	(544)	(1,675)	(1,424)	(3,643)
Depreciation and amortization	2,024	1,285	935	4,244
Amortization of acquired intangibles	310	—	—	310
EBITDA	$19,030	$488	$(12,692)	$6,826
Share-based compensation	1,836	613	2,766	5,215
Foreign exchange impact	456	1,626	1,173	3,255
Strategic investments	812	—	3,837	4,649
Acquisition-related fair value adjustments	1,473	—	—	1,473
Loss on investment securities	—	—	230	230
Legal judgments/settlements	212	87	75	374
Succession charges	—	—	—	—
Adjusted EBITDA	$23,819	$2,814	$(4,611)	$22,022

	Six Months Ended June 30, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$34,007	$2,721	$(22,943)	$13,785
Other income (expense), net	(564)	(1,486)	1,319	(731)
Depreciation and amortization	4,039	2,581	1,930	8,550
Amortization of acquired intangibles	373	—	—	373
EBITDA	$37,855	$3,816	$(19,694)	$21,977
Share-based compensation	3,236	1,120	4,775	9,131
Foreign exchange impact	433	1,485	261	2,179
Strategic investments	812	—	7,054	7,866
Acquisition-related fair value adjustments	1,473	—	—	1,473
Gain on investment securities	—	—	(1,399)	(1,399)
Legal judgments/settlements	179	294	48	521
Succession charges	—	—	—	—
Adjusted EBITDA	$43,988	$6,715	$(8,955)	$41,748

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2019	2018	2019	2018
Net income (loss)	$(547)	$925	$350	$6,151
Foreign exchange impact	(283)	3,255	590	2,179
Strategic investments	4,825	4,651	6,894	7,868
Acquisition-related fair value adjustments	647	1,473	6,579	1,473
Amortization of acquired intangibles	1,338	310	2,395	373
Interest and (gain) loss on investment securities	(96)	230	(689)	(1,399)
Legal judgments/settlements	(877)	374	(752)	521
Succession charges	1,268	—	4,000	—
Long-term income tax rate adjustment	(804)	(3,213)	(8,723)	(1,803)
Adjusted net income	$5,471	$8,005	$10,644	$15,363

Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, per diluted share)	2019	2018	2019	2018
EPS	$(0.03)	$0.05	$0.02	$0.32
Foreign exchange impact	(0.01)	0.17	0.03	0.12
Strategic investments	0.25	0.24	0.36	0.41
Acquisition-related fair value adjustments	0.03	0.08	0.34	0.08
Amortization of acquired intangibles	0.07	0.02	0.12	0.02
Interest and (gain) loss on investment securities	—	0.01	(0.04)	(0.07)
Legal judgments/settlements	(0.05)	0.02	(0.04)	0.03
Succession charges	0.07	—	0.21	—
Long-term income tax rate adjustment	(0.05)	(0.17)	(0.45)	(0.10)
Adjusted EPS	$0.28	$0.42	$0.55	$0.81

Weighted average number of diluted common shares (treasury stock method)	19,272,139	18,980,808	19,280,140	18,945,356

Free Cash Flow

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2019	2018
Net cash from operating activities	$8,344	$13,032
Capital expenditures	(10,338)	(6,652)
Free cash flow	$(1,994)	$6,380

2019 Outlook

	Previous 2019 Outlook		Current 2019 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High	Low	High
Net income	$14.6	$15.5	$12.7	$13.6
Interest expense, net	0.8	0.9	(1.2)	(1.2)
Income tax expense	5.9	6.4	6.8	7.3
Depreciation and amortization	24.2	24.2	24.5	24.6
EBITDA	$45.5	$47.0	$42.8	$44.3
Share-based compensation	19.1	20.1	19.3	20.4
Foreign exchange impact	0.9	0.9	0.6	0.6
Strategic investments	4.8	4.9	8.7	8.9
Acquisition-related fair value adjustments	8.5	8.7	7.7	7.7
Interest and (gain) loss on investment securities	(0.5)	(0.5)	—	—
Legal judgments/settlements	1.3	1.3	(0.5)	(0.5)
Succession charges	6.4	6.6	7.4	7.6
Adjusted EBITDA	$86.0	$89.0	$86.0	$89.0

	Previous 2019 Outlook		Current 2019 Outlook
(Unaudited, per diluted share)	Low	High	Low	High
EPS	$0.75	$0.80	$0.66	$0.70
Foreign exchange impact	0.05	0.05	0.03	0.03
Strategic investments	0.25	0.25	0.45	0.46
Acquisition-related fair value adjustments	0.44	0.45	0.40	0.40
Amortization of intangible assets	0.25	0.25	0.25	0.26
Interest and (gain) loss on investment securities	(0.03)	(0.03)	(0.09)	(0.09)
Legal judgments/settlements	0.07	0.07	(0.02)	(0.02)
Succession charges	0.33	0.34	0.38	0.39
Long-term income tax rate adjustment	(0.36)	(0.36)	(0.31)	(0.31)
Adjusted EPS	$1.75	$1.82	$1.75	$1.82

Weighted average number of diluted common shares (treasury stock method)	19,375,000	19,375,000	19,375,000	19,375,000

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense; and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended June 30, 2019 for a detail of these costs by consolidated statement of income line item; however, certain share-based compensation costs have been included within succession charges for 2019

•

Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net; guidance presented does not include the impact of any future foreign exchange fluctuations

•

Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, or costs associated with the evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware during 2018, which are primarily recorded as general and administrative expenses.

Amounts previously reported as “Domestication to Delaware” have been reclassified to this line item to conform to current period presentation, resulting in an increase in strategic investments of $1.9 million for the three months ended June 30, 2018; an increase of $2.7 million for the six months ended June 30, 2018; and an increase of $0.1 million for the six months ended June 30, 2019

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, in process research and development, trade names, and other intangible assets, which are recorded as operating expenses

•

Interest and (gain) loss on investment securities – net gains or losses recognized within other expense, net, or amortization of historical unrealized gains previously recorded within accumulated other comprehensive income to interest income relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•

Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, including legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaints and Brazil subsidiary compliance review, which are typically recorded as general and administrative expenses

•

Succession charges – costs related to the transition of the Company’s named executive officers, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services and other related expenses

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 35% for the first and second quarters of 2018, 29% for the third and fourth quarters of 2018, and 27% for our 2019 results and outlook, which is based on current tax law and current expected income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.